Exhibit 10.1

GENERAL SECURITY AGREEMENT

THIS AGREEMENT made as of the 4th day of January, 2006.

BY:

APOLLO GOLD CORPORATION, a corporation existing under the laws of the Yukon Territory

(the "Debtor")

IN FAVOUR OF:

THE CANADA TRUST COMPANY, a trust company amalgamated under the laws of Canada, as Trustee for the benefit of the Debentureholders (as hereinafter defined)

(the "Secured Party")

WHEREAS the Debtor, Apollo Gold Inc. ("AGI") and the Secured Party entered into a trust indenture dated November 4, 2004 (as supplemented by a first supplemental indenture dated December 13, 2004) (collectively, the "Indenture") providing for the issue of up to U.S.$12,500,000 principal amount of 12% Series 2004-B convertible secured debentures of the Debtor (collectively, the "Debentures");

AND WHEREAS pursuant to the terms of the Indenture, the Debtor and AGI originally provided the Secured Party with security over the Existing Security (as defined in the Indenture) as security for, among other things, the payment of the principal sum, interest and all other amounts from time to time owing or payable under the Debentures, and the performance by the Debtor and AGI of all their obligations under the Debentures and the Indenture;

AND WHEREAS pursuant to a cash collateral trust agreement dated November 18, 2005, the Debtor and AGI substituted the Existing Security with the Cash Collateral Trust, in accordance with the terms of the Indenture;

AND WHEREAS in accordance with the terms of the Indenture the Debtor and AGI wish to substitute the Cash Collateral Trust with the Black Fox Charge (as defined in the Indenture), in accordance with the terms of the Indenture;

NOW THEREFORE in consideration of the sum of $1.00 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Debtor agrees with the Secured Party as follows:

ARTICLE 1
INTERPRETATION

1.1    Definitions

Unless the context requires otherwise, or unless expressly defined, all capitalized terms used herein will have the meanings specified in the Indenture. Where used herein or in any amendments or schedules hereto, the following terms shall have the following meanings:

"Accessions" means Goods that are installed in or affixed to other Goods;

"Accounts" means all debts, accounts, demands, claims and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor; all securities, mortgages, bills, notes and other documents now held or owned, or which may be hereafter taken, held or owned, by or on behalf of the Debtor, in respect of the said debts, accounts, demands, claims and choses in action or any part thereof; and all books, documents and papers recording, evidencing or relating to the said debts, accounts, demands, claims and choses in action or any part thereof, all of which are herein collectively called the "Accounts";

"this Agreement", "hereto", "herein", "hereof", "hereby", "hereunder" and any similar expressions refer to this Agreement as it may be amended, supplemented, restated or replaced from time to time, and not to any particular Article, section or other portion hereof;

"Applicable Law" means, at any time, with respect to any Person, property, transaction or event, the common law and all applicable laws, statutes, regulations, treaties, judgments and decrees and, provided in each case they have the force of law, all then applicable official directives, requirements, orders and policies of any governmental authorities made under such laws, by-laws, statutes and regulations;

"Black Fox Property" means the real and immovable property described in Schedule "A" annexed hereto together with all abutting real property and non-abutting real property acquired by the Debtor in the future in the area located approximately 10 kilometers east of the Town of Matheson, Ontario along the east-west 200 km Destor-Porcupine Fault Zone, together with all rights, options, interests, and mining and mineral rights and interests therein, now owned or hereafter acquired by the Debtor including, without limitation, all licences, easements, rights-of-way, privileges, benefits, immunities, rights and options connected therewith and/or appertaining thereto and all amendments thereto, replacements thereof and substitutions therefor from time to time, and all buildings, erections, structures, improvements, fixtures, fixed plant, fixed machinery, fixed equipment and all personal property of every kind and nature at present situate thereon or therein or which may at any time hereafter be constructed or brought or placed thereon or therein or used in connection therewith or related thereto, including in each and all cases any greater or other right, title and interest therein or in any part thereof which the Debtor may acquire and hold during the currency of the Indenture, and all proceeds in connection therewith;

"Business Day" means any day other than Saturday, Sunday or any statutory holiday on which banks are generally open for business in Toronto, Ontario;

"Chattel Paper" means one or more than one writing that evidences both a monetary obligation and a security interest in or a lease of specific Goods;

"Collateral" means all of the present and future undertaking, property, both real and personal, and assets of the Debtor which is located on or related to the Black Fox Property subject to, or intended to be subject to, the Security Interest, and any reference to "Collateral" shall be deemed to be a reference to "Collateral or any part thereof" except where otherwise specifically provided;

"Debentures" has the meaning attributed to such term in the recitals hereto;

"Documents" means all books, accounts, invoices, letters, papers, documents and other records in any form evidencing or relating to collateral subject to the Security Interest, all of which are herein collectively called the "Documents";

"Document of Title" means any writing that purports to be issued by or addressed to a bailee and purports to cover such Goods in the bailee's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the documents and the Goods it covers;

"Encumbrance" means any encumbrance of any kind whatsoever, choate or inchoate, whether arising by contract, statute or otherwise, including, without limitation, any mortgage, debenture, pledge, hypothec, lien, charge, assignment by way of security, consignment, lease, hypothecation, security interest or other security agreement, trust or deemed trust, conditional sales agreement, or arrangement having the effect of granting security for the payment or performance of any debt, liability or obligation, and "Encumbrances", "Encumber" and "Encumbered" shall have corresponding meanings;

"Equipment" means Goods that are not Inventory or consumer goods (as such term is defined in the PPSA);

"Events of Default" has the meaning attributed to such term in Section 7.1 hereto;

"GAAP" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants or any successor institute including those set out in the Handbook of the Canadian Institute of Chartered Accountants, consistently applied;

"Goods" means all now owned or after acquired tangible personal property located on or related to the Black Fox Property (whether or not physically located on the Black Fox Property) other than Chattel Paper, Documents of Title, Instruments, Money and Securities, and includes fixtures and minerals and hydrocarbons to be extracted;

"Indebtedness" means the obligations, indebtedness and liability of the Debtor (i) for payment of the principal sum, interest and all amounts from time to time owing or payable under the Debentures and the performance of all its obligations under the Debentures; and (ii) the Debtor's obligations under the Indenture;

"Indenture" has the meaning attributed to such term in the recitals hereto as the same may be amended, modified, supplemented, restated or updated from time to time;

"Instrument" means,

(a)
a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of Money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or

(b)	a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder;

but does not include a writing that constitutes part of Chattel Paper, a Document of Title or a Security;

"Intangibles" means all intangible property now owned or hereafter acquired by the Debtor and which is not Accounts including, without limitation, all contractual rights, chattel paper, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Debtor, all of which are herein collectively called the "Intangibles";

"Inventory" means Goods that are held by a Person for sale or lease or that have been leased or that are to be furnished or have been furnished under a contract of service, or that are raw materials, work in process or materials used or consumed in a business or profession;

"Lien" means any mortgage, pledge, charge, assignment, security interest, hypothec, lien or other encumbrance, including, without limitation, any agreement to give any of the foregoing, or any conditional sale or other title retention agreement;

"Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

"Obligations" means the aggregate of all indebtedness, liabilities or other obligations of the Debtor to the Secured Party, under or in respect of the Indebtedness, the Black Fox Charge and this Agreement, whether actual or contingent, direct or indirect, matured or not, wheresoever and however incurred, prior to, at the time of, or subsequent to the execution hereof, whether incurred alone or with another or others including extensions and renewals and now existing or hereafter arising;

"Permitted Encumbrances" means the encumbrances described in Schedule "B" annexed hereto;

"Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

"PPSA" means the Personal Property Security Act (Ontario), or other jurisdictional equivalents as amended from time to time, and any Act substituted therefor and amendments thereto;

"Proceeds" means identifiable or traceable personal property in any form derived directly or indirectly from any dealing with property or the proceeds therefrom, and includes any payment representing indemnity or compensation for loss of or damage to property or proceeds therefrom;

"Security" means all present and future securities, as defined in the Securities Act (Ontario), held by the Debtor, including shares, options, rights, warrants, joint venture interests, interests in limited partnerships, bonds, debentures and all other documents which constitute evidence of a share, participation or other interest of the Debtor in property or in an enterprise or which constitute evidence of an obligation of the issuer; and including an uncertificated security within the meaning of Part VI (Investment Securities) of the Business Corporations Act (Ontario) and all substitutes therefor and dividends and income derived therefrom, all of which are herein collectively called the "Securities";

"Security Interest" has the meaning attributed to such term in Section 2.1 hereto; and

"Undertaking" means all present and future personal property, business, and undertaking of the Debtor not being Inventory, Equipment, Accounts, Intangibles, Documents of Title, Instruments, Money, Securities or Documents all of which is herein collectively called the "Undertaking".

1.2    Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.3    References to Articles and Sections

Whenever in this Agreement a particular Article, section or other portion thereof is referred to then, unless otherwise indicated, such reference pertains to the particular Article, section or portion thereof contained herein.

1.4    Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in U.S. dollars.

1.5    Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.6    Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

1.7    Amendment, Waiver

No amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby and in the case of the Secured Party, such waiver to be obtained in accordance with the terms of the Indenture. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8    Governing Law, Attornment

This Agreement and all documents delivered pursuant hereto shall be governed by and construed in accordance with the PPSA and the other laws of the Province of Ontario and the federal laws of Canada applicable therein and the Debtor hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario.

ARTICLE 2
SECURITY INTEREST

2.1    Creation of Security Interest

Subject to Sections 2.2 and 2.3 hereof, as continuing collateral security for the due and timely payment and performance by the Debtor of the Obligations, the Debtor hereby mortgages, charges, pledges, assigns, transfers, and sets over to the Secured Party a general and continuing security interest (the "Security Interest") in all of the present and future undertaking, property, both real and personal, and assets of the Debtor which is located on or related to or used in connection with the Black Fox Property including, without limitation of the foregoing;

(a)
all Goods (including without limitation all parts, accessories, attachments, additions and Accessions to all such Goods) whether or not such Goods are now or hereafter become fixtures, and all other tangible personal property located on or related to the Black Fox Property, if any, in each case now owned or hereafter acquired by or on behalf of the Debtor or in respect of which the Debtor now or hereafter has any right, title or interest (including, without limitation, such as may be returned to or repossessed by the Debtor);

(b)	all Inventory located on or related to the Black Fox Property;

(c)	all Accounts related to the Black Fox Property;

(d)
all Equipment (other than Inventory) located on or related to the Black Fox Property, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature or kind;

(e)	all Documents related to the Black Fox Property;

(f)	all Documents of Title related to the Black Fox Property;

(g)	all Intangibles related to the Black Fox Property;

(h)	all Securities related to the Black Fox Property;

(i)	all Undertakings related to the Black Fox Property;

(j)	all renewals of, accretions to and substitutions for any of the property described in Sections 2.1(a) through (e); and

(k)	all Proceeds (including Proceeds of Proceeds) of any of the property described in Sections 2.1(a) through 2.1(e).

For greater certainty, the Secured Party will only have a Secured Interest in Accounts, Documents, Documents of Title, Intangibles, Securities and Undertakings to the extent any of the foregoing items are related to or used in connection with the Black Fox Property.

2.2    Exception for Last Day of Leases

The last day of any term of years reserved by any lease or any extension or renewal thereof, oral or written, or any agreement therefor, now held or hereafter acquired by the Debtor, is hereby excepted out of the security created hereby or by any other instrument supplemental hereto and does not and shall not form part of the Collateral or by any such other instrument, but the Debtor shall stand possessed of the reversion remaining in the Debtor of any leasehold interest for the time being demised as aforesaid, upon trust to assign and dispose thereof as the Secured Party shall direct; and upon any sale of the leasehold interest, or any part thereof, the Secured Party for the purpose of vesting the aforesaid reversion of any such term or any renewal thereof in any purchaser or purchasers thereof, shall be entitled by deed or other writing to appoint such purchaser or purchasers or any other person or persons a new trustee or trustees of the aforesaid reversion of any such term or renewal thereof in the place of the Debtor and to vest the same accordingly in the new trustee or trustees so appointed, freed and discharged from any obligation respecting the same.

2.3    Exception for Contractual Rights

Notwithstanding anything else herein, the security interests in the Collateral when created hereby shall not extend to, and the Collateral shall not include, any agreement, right, license or permit (the "Contractual Rights") to which the Debtor is party or of which the Debtor has the benefit, to the extent that the creation of the security interests herein would constitute a breach of the terms, or permit any person to terminate the Contractual Rights, but in such event the Debtor shall hold its interest in such Contractual Rights in trust for the Secured Party for the benefit of the Debentureholders with the obligation to assign same to any person acquiring all or any part of the Collateral in the course of enforcement of the security interests herein created. The Debtor covenants and agrees to use its commercially reasonable efforts to obtain any consent to assign the Contractual Rights to the Secured Party as may be requested by the Secured Party from time to time.

2.4    Attachment and Value

The Debtor acknowledges and agrees that:

(i)	value has been given, and

(ii)
the security interests created hereby attach to the Collateral immediately upon execution of this Agreement and the Secured Party and the Debtor have not agreed to postpone the time of attachment of either such pledge by the Debtor;

and, to the extent that the Debtor does not acquire rights or interests in any of the Collateral until after the execution and delivery of this Agreement, the security interests created hereby shall attach to such Collateral at the time the Debtor acquires rights or interests therein.

ARTICLE 3
OBLIGATIONS SECURED

3.1    Obligations Secured

The Security Interest granted hereby secures payment, performance and satisfaction of the Obligations.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE DEBTOR

4.1    Representations and Warranties of the Debtor

The Debtor represents and warrants and so long as this Agreement remains in effect shall be deemed to continuously represent and warrant that:

(a)	The Collateral is genuine and owned by the Debtor free of all Liens, save for the Permitted Encumbrances.

(b)	The Debtor is the sole legal and beneficial owner of the Black Fox Property.

(c)
No other Real Property - The Debtor does not own any abutting lands to the Black Fox Property. The Debtor represents and warrants that the Black Fox Property is all of the real property in which it owns or has an interest within a five (5) kilometer radius of the boundaries of the Black Fox Property.

(d)	Right to Encumber - The Debtor has good right and lawful authority to grant, assign, transfer, mortgage and charge the Collateral as provided in and by this Agreement.

(e)	Permitted Encumbrances - The Collateral is free and clear of any Liens except the security created or intended to be created by this Agreement, the Black Fox Charge and the Permitted Encumbrances.

(f)
No Orders, Notices - Except as disclosed on Schedule "C", there are no outstanding orders, notices or similar requirements relating to the Collateral issued by any building, environmental, fire, health, labour or police authorities or from any other federal, provincial or municipal authority and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

(g)	Environmental -

(i)
The Collateral and the activities and operations of the Debtor, and to the Debtor’s best knowledge, those of owner, lessee, licensee or other occupant comply in all material respects with Environmental Law, and are not subject to any existing judicial, governmental, regulatory or other investigations, proceedings, inquiries or notices, and neither the Debtor nor any present or prior lessee, owner, occupant or licensee of the Collateral or any part thereof, or any person having the charge, management or control thereof, has filed any notice or report pursuant to any Environmental Law in connection with the Collateral;

(ii)
the Debtor has no knowledge of any Environmental Activity in respect of the Release of any Contaminant at, upon, under, over, within or with respect to the Collateral or any contiguous real or immovable property to or from which the Release of a Contaminant could reasonably be anticipated;

(iii)
neither the Debtor nor any other party has been, or is, involved in any operations at, near or with respect to the Collateral which operations could lead to the imposition of liability on the Debtor or on any subsequent or former owner or occupier or person who has or will have the charge, management or control of the Collateral, or the creation of a lien or charge on any property under any Environmental Law; and

(iv)	no underground storage tanks or surface impoundments or equipment containing, or that has contained PCBs or related chemical substances, are located on or under any property.

(h)
Enforceability - This Agreement has been duly executed and delivered by the Debtor and, subject to any applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws from time to time in effect affecting the rights of creditors generally and the availability of equitable remedies, constitutes a valid and legally binding obligation of the Debtor enforceable against the Debtor in accordance with its terms.

(i)
Due Authorization and No Conflict - The Debtor has taken or caused to be taken all necessary corporate action to authorize the creation, execution, delivery and performance of this Agreement and the borrowing of money hereunder, and no such action requires the consent or approval of any Governmental Authority or any other Person, nor is any such action in contravention of or in conflict with any applicable law, rule or regulation, or the articles, by-laws or resolutions of Directors or shareholders of the Debtor or the provisions of any material term, covenant or condition under or in respect of any judgment, order, indenture, instrument, agreement or undertaking to which the Debtor or any of its subsidiaries is a party or by which its assets or properties are bound, except those that have been obtained. The entering into of this Agreement will not result in the acceleration of any indebtedness under any other agreements to which the Debtor or any of its subsidiaries is a party.

(j)	Permitted Encumbrances. - The Debtor is not in breach of any of its obligations under those Permitted Encumbrances set out in paragraph (10) through to (14) inclusive contained in Schedule "B" hereto.

(k)
UCC Registration - Except in connection with the filing of any Uniform Commercial Code financing statements to perfect the Security Interest granted under this Agreement, to the best of the Debtor's knowledge, after due inquiry, the Debtor is not aware of, and has not authorized, the filing of any Uniform Commercial Code financing statements against it with respect to the Collateral since the search conducted on January 5, 2006 with the currency date of January 4, 2006 of the Article 9 Uniform Commercial Code electronic records maintained by the Colorado Secretary of State.

ARTICLE 5
COVENANTS OF THE DEBTOR

5.1    Negative Covenants of the Debtor.

(a)
The Debtor hereby covenants and agrees with the Secured Party on behalf of the Holders that it will not, without the prior written consent of the Secured Party (which consent shall only be given if proved by Debentureholders by an Extraordinary Resolution), do the following:

(i)	at any time agree to create or suffer to exist any mortgage, charge, pledge, lien, privilege, security interest or other encumbrance of any nature upon the Collateral, except for

(1)	encumbrances in favour of the Secured Party for the benefit of the Holders; and

(2)
the Permitted Encumbrances; provided that no provision hereof or elsewhere including in the Indenture shall be construed as a subordination or postponement of the security interest and charge created hereunder to or in favour of any other charge, lien, security interest or encumbrance, whether or not it is a Permitted Encumbrance;

(ii)
so long as any monies secured by this Agreement and the Indenture remain outstanding, sell, remove, lease, destroy or otherwise dispose of all or any part of the Black Fox Property except as contemplated by Sections 5.1.1(c) and 5.4.1(a)(ii) of the Indenture; and except that the Debtor may sell or otherwise dispose of furniture, machinery, equipment, vehicles and accessories subject to the Security Interest created hereunder which may have become worn out or damaged or otherwise unsuitable for their purpose on condition that it shall substitute therefor, subject to the lien hereof and free from prior liens or charges except Permitted Encumbrances, property of equal value so that the security hereby constituted shall not be in any way reduced or impaired; or

(iii)	consolidate, amalgamate or merge with any other corporation or entity.

(b)
The Debtor covenants that, in order to prevent any accumulation after maturity of unpaid interest or of unpaid Debentures, the Debtor will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Debentures or of any principal payable in respect of any Debentures and that it will not directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding any interest on the Debentures or any principal thereof or in any other manner and that the Debtor will deliver to the Secured Party all Debentures when paid as evidence of such payment.

(c)
If the time for the payment of any interest or principal shall be so extended, whether or not such extension is by or with the consent of the Debtor, notwithstanding anything herein or in the Debentures contained, such interest or principal shall not be entitled, in case of default hereunder, to the benefit of this Agreement except subject to the prior payment in full of the principal of all the Debentures then outstanding and of all matured interest on such Debentures the payment of which has not been so extended.

(d)
The Debtor shall not change its name or address without giving at least ten days’ prior notice to the Secured Party of the new name or address and the date upon which such change of name or address is to take effect and, within five Business Days of the change of name or address, the Debtor shall provide the Secured Party with:

(i)	a notarial or certified copy of the articles of amendment effecting the change of name;

(ii)
an opinion from legal counsel to the Debtor satisfactory to the Secured Party as to the correct name of the Debtor and confirming that all appropriate registrations, filings or recordings have been made to ensure the continued validity and enforceability of this Agreement, the Indenture and the Black Fox Charge; and

(iii)	a Certificate of the Debtor stating the new address of the Debtor.

(e)	The Debtor shall not permit any Person (including any subsidiary of the Debtor) to acquire any property which forms part of the Collateral, without the prior written consent of the Secured Party.

5.2    Covenants of the Debtor.

The Debtor hereby covenants and agrees with the Secured Party on behalf of the Debentureholders as follows:

(a)
The Debtor will duly and punctually pay or cause to be paid to every Debentureholder the principal, Redemption Premium and interest accrued on the Debentures of which he is the Holder (including, in the case of default, interest on the amount in default) on the dates, at the places, in the money, and in the manner mentioned in the Indenture and in the Debentures.

(b)
Corporate Existence, etc. - The Debtor will maintain its corporate existence and those of its subsidiaries’ corporate existence and preserve all of their rights, powers, licenses, privileges, franchises and goodwill.

(c)
Defence of Interest - The Debtor will, and will cause its subsidiaries to, defend their respective right, title and interest in and to their respective properties (including in the case of the Debtor the Collateral) against all claims and demands whatsoever of all persons whomsoever.

(d)
Registrations - The Debtor will register this Agreement or notice thereof without delay at every office where the registration or recording thereof may, in the opinion of Counsel for the Secured Party, be necessary or desirable to preserve, perfect or protect the security hereby created, and it will deliver or exhibit to the Secured Party, on demand, certificates, or other evidence satisfactory to the Secured Party, establishing such registration or recording, and from time to time renew the same, if such renewal is, in the opinion of Counsel for the Secured Party, necessary or desirable to preserve, perfect or protect the security hereby created.

(e)
Rents, Taxes, etc. - The Debtor will from time to time pay or cause to be paid all rents, taxes, rates, levies or assessments, ordinary or extraordinary, government fees or dues, lawfully levied, assessed or imposed upon the Collateral or any part thereof, as and when the same become due and payable, save and except when and so long as the validity of any such rents, taxes, rates, levies, assessments, fees or dues is in good faith being contested by the Debtor by proper legal proceedings, provided that in such case the Debtor shall satisfy the Secured Party, and if required furnish security satisfactory to it, that any such contestation will involve no forfeiture of any part of the Collateral. If the Debtor defaults in payment of any such rents, taxes, rates, levies, assessments, fees or dues then the Secured Party shall be entitled (but not obligated) to pay the same in accordance with Section 6.5 of the Indenture.

(f)	Insurance

(i)
The Debtor will insure and keep insured the Black Fox Property against loss or damage by fire and other insurable hazards and perils which such several assets are commonly insured against in the jurisdiction in which the Collateral are located to the full insurable value thereof. The Debtor will provide the Secured Party with certificates of such insurance and, if required, duplicate originals thereof. Each policy of insurance shall show the Secured Party as loss payee (and named insured under any and all liability insurance), as its interest may appear, and the Debtor will cause to be affixed to each policy of insurance a mortgage clause or mortgage endorsement in form satisfactory to the Secured Party and providing for a minimum of 30 days’ notice to the Secured Party of cancellation or lapse. If the Debtor fails to obtain any such insurance the Secured Party shall be entitled (but not obligated) to obtain such insurance in accordance with Section 6.5 of the Indenture.

(ii)	Any proceeds of insurance received by, or payable to, the Secured Party under the terms hereof shall be payable as in accordance with Section Section 6.11 of the Indenture.

(g)
Maintenance of the Collateral - The Debtor will not permit waste to be committed or suffered on the Black Fox Property or the Collateral, will diligently maintain, use, operate and repair the Black Fox Property and will carry on and conduct its business with respect to the Black Fox Property in a proper and efficient manner so as to preserve and protect the Collateral and the earnings, incomes, rents, issues, profits, benefits and advantages thereof. The Secured Party may be entitled (but not obligated) to make such repairs as it reasonably deems necessary and any such repairs shall be paid in accordance with Section 6.5 of the Indenture.

(h)
Records - The Debtor will, and will cause its Subsidiaries to, keep proper books of account and records with respect to the operation of, and will, upon the reasonable request of the Secured Party, provide the Secured Party with information concerning the Collateral and the business of the Debtor and the property and business of the Debtor and its subsidiaries.

(i)
Financial Statements. - The Debtor will furnish to the Secured Party a copy of all financial statements, whether annual or interim, of the Debtor and the report, if any, of the Debtor's auditors thereon and of all annual and other periodic reports of the Debtor furnished to its shareholders at the same time as they are furnished to such shareholders. Upon receipt of such financial statements, the Secured Party shall, while such statements are current, make such statements available for inspection by Debentureholders on their reasonable request. No obligation shall rest with the Secured Party to analyze such statements or evaluate the performance of the Debtor in any matter whatsoever.

(j)	Other Obligations. - The Debtor will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Agreement, the Indenture and the Black Fox Charge.

(k)
Notice of Event of Default. - The Debtor will give notice to the Secured Party of the occurrence of any Events of Default hereunder, default under the Indenture or the Black Fox Charge, if then effective.

(l)
Access - The Debtor will, and will cause its subsidiaries, from time to time permit duly authorized agents or representatives of the Secured Party, during reasonable business hours, to enter upon and inspect the Black Fox Property and the Collateral and the business of the Debtor and its subsidiaries and their respective books of accounts and records.

(m)
Performance of Obligations - The Debtor will comply, and cause its subsidiaries to comply, with the requirements of agreements and documents to which it is a party and all applicable laws, consents and directives of any administrative, governmental or judicial authority or organization or body, if non-compliance with such laws, agreements or documents might adversely affect the financial condition of the Debtor and its subsidiaries, the Debtor’s ability to perform and observe its obligations under this Agreement or the validity or priority of the security created by this Agreement, or if such laws, agreements or documents otherwise affect the Black Fox Property and the Collateral. The Debtor will forthwith notify the Secured Party of any non-compliance with any such laws, agreements and documents.

(n)
Further Assurances - At any time and all times the Debtor will do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, conveyances, mortgages, transfers and assurances in law as is required for the purpose of giving the Secured Party a valid mortgage, charge or security of the nature herein specified upon all property intended to be covered hereby, and for the better assuring, conveying, mortgaging, assigning, confirmation or charging unto the Secured Party all and singular the hereditament and premises, estates and property hereby mortgaged and charged, or intended so to be, in favour of the Secured Party.

(o)
Environmental Compliance - The Debtor will comply, and will cause all subsidiaries and occupants and/or users of the Black Fox Property and the Collateral to comply in all respects with the requirement of any Environmental Law applicable to the Black Fox Property and the Collateral or the subsidiaries.

(p)
Environmental Indemnity - The Debtor shall at all times indemnify and hold harmless the Secured Party and each Debentureholder, and their respective officers, directors, employees, agents, representatives and shareholders against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by the Secured Party or Debentureholder, whether upon realization of the security interests created by this Agreement, or as successor to or assignee of any right or interest of the Debtor, or as a result of any order, investigation or action by any governmental or regulatory authority relating to the Debtor or the subsidiaries or their respective business, undertaking, property or assets or as privileged or hypothecary creditor or mortgagee in possession of property or as successor or successor-in-interest to the Debtor as a result of any taking of possession of all or any property or by foreclosure deed or deed in lieu of foreclosure or by any other means relating to the Debtor or its subsidiaries, under or on account of any breach of Environmental Law, or the assertion of any lien thereunder with respect to:

(i)
the Release of a Contaminant, the threat of the Release of any Contaminant, or the presence of any Contaminant affecting the Black Fox Property and the Collateral, whether or not the same originates or emanates from the Black Fox Property or any contiguous real or immovable property or personal property located thereon, including any loss of value of the Black Fox Property as a result of any of the foregoing;

(ii)	the Release of a Contaminant owned by, or under the charge, management or control of the Debtor, or any predecessor or assignor of the Debtor or its subsidiaries;

(iii)
any costs incurred by any federal, state, provincial, municipal, local or other governmental or regulatory authority or any other person or damages from injury to, destruction of, or loss of natural resources in relation to, the Black Fox Property or personal property located thereon including the Collateral, including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Law;

(iv)
liability for personal injury or property damage arising by reason of any civil law offences or quasi-offences or under any statutory or common law tort or similar theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, near, or with respect to the Black Fox Property or property of the subsidiaries or elsewhere, and/or

(v)
any other environmental matters affecting the Black Fox Property, the Collateral or the operations and activities of the Debtor or its subsidiaries within the jurisdiction of any federal, state, provincial, municipal or local environmental agency.

The Debtor’s obligation under this Section 5.2(p) shall arise upon the discovery of the presence of any Contaminant, whether or not any federal, state, provincial, municipal or local environmental agency has taken or threatened any action in connection with the presence of any Contaminant. The Debtor acknowledges that the Secured Party has relied and will continue to rely as applicable, upon the Debtor’s representations, warranties and covenants. It is the intention of the Debtor and the Secured Party that the provisions of this Section shall supersede any other provisions in this Agreement, and all other documents and instruments which in any way limit the liability of the Debtor and that the Debtor shall be liable for any obligations arising under this Section even if the amount of the liability incurred exceeds the aggregate outstanding amount of the Debentures. The obligations of the Debtor arising under this Section are absolute and unconditional and shall not be affected by any act, omission or circumstance whatsoever, except in respect of negligence or wilful misconduct by the Secured Party in the case of indemnity in favour of the Secured Party and except in respect of negligence or wilful misconduct by a Debentureholder in the case of indemnity in favour of a Debentureholder. This Section shall survive the repayment of the principal sum of the Debentures, the removal or resignation of the Secured Party and the termination of the trusts created hereunder and shall survive the transfer of any or all right, title and interest in and to the Black Fox Property and the Collateral by the Debtor to any party, whether or not affiliated with the Debtor. Any amount payable or owing under this Section 5.2(p) shall be added to the principal sums of the Debentures on a pro rata basis and shall be secured hereby and shall be payable together with interest thereon calculated and payable at the rate and at the times and in the manner provided for herein for interest arrears on the principal sum of the Debentures.

(q)
Quiet Possession. That on default by the Debtor hereunder the Secured Party may peaceably and quietly enter into and hold and occupy the Black Fox Property and the Collateral without hindrance, interference or denial of the Debtor or of anyone claiming under it or of any prior encumbrancers whatsoever.

(r)
To Hold the Proceedings of Unauthorized Sale in Trust. In the event the Black Fox Property, the Collateral or any part thereof are sold or disposed of prior to the full discharge of this Agreement, in any manner not authorized by this Agreement, the Debtor shall hold all proceeds of such sale or disposition received by the Debtor as trustee for the Secured Party until the Debtor has been fully released from this Agreement by the Secured Party.

(s)
Not to Remove. Prior to the removal of any of the Black Fox Property or the Collateral from the province or other jurisdiction in which it is situated at the date of this Agreement or to leasehold the property, the Debtor shall, and shall cause its subsidiaries to, effect such further registrations and obtain such other consents and give such other security, at the sole cost and expense of the Debtor, as may be required or desirable to protect or preserve the security hereby created, and the Debtor shall forthwith notify the Secured Party of the intended removal and the action proposed to be taken.

ARTICLE 6
COLLECTION OF DEBTS

6.1    Collection of Debts

Upon the occurrence of an Event of Default, the Secured Party may give notice of the Security Interest to any Person obligated to pay any debt or liability constituting Collateral and may also direct such Person to make all payments on account of any such debt or liability to the Secured Party. The Debtor acknowledges that any payments received by the Debtor from such Persons, whether before or after notification of the Security Interest to such Persons and whether before or following the occurrence of an Event of Default, shall be received and held by the Debtor in trust, or as agent in the Province of Quebec, for the Secured Party and shall be turned over to the Secured Party upon request.

ARTICLE 7
EVENTS OF DEFAULT

7.1    Events of Default

The security hereby constituted shall become enforceable, subject to the terms herein contained, in each and every one of the following events (hereinafter sometimes referred to as an "Event of Default"):

(a)
Failure to Pay - If the Debtor does not pay when due any principal, interest or other amount payable by it under any Debenture at the place and in the currency in which such amount is expressed to be payable.

(b)	Misrepresentation - If any representation or warranty or statement made herein, in the Indenture or in the Black Fox Charge proves to be untrue when made.

(c)
Default in Covenant - If the Debtor makes default in the observance or performance of some other thing hereby required to be done or some other covenant or condition hereby required to be observed or performed under this Agreement, the Indenture, the Black Fox Charge, any Debenture or an "Event of Default" or "Default" shall have occurred under the Black Fox Charge.

(d)
Assignment for Benefit of Creditors - If the Debtor or any of its subsidiaries makes a general assignment for the benefit of creditors; or any proceeding is instituted by it seeking relief as debtor, or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or for an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver or trustee, or other similar official for it or for any substantial part of its properties or assets; or any corporate or partnership action is taken to authorize any of the actions referred to in this Section.

(e)
Insolvency or Bankruptcy Proceedings - If any proceedings are instituted against the Debtor or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts or an order for similar relief under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including under any statutes relating to the incorporation of companies) or seeking appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties or assets.

(f)
Appointment of Receiver, etc. - If a receiver, trustee, or other similar official with like powers is appointed with respect to, or any encumbrancer shall take possession of, any of the properties or assets of the Debtor or any of its subsidiaries.

(g)	CCAA Proceedings - If any proceedings with respect to the Debtor or any of its subsidiaries are commenced under the Companies’ Creditors Arrangement Act (Canada).

(h)
Encumbrances - If an encumbrancer or secured creditor shall appoint a receiver or agent or other similar official over any part of the Collateral, or take possession of any part of the Collateral or the property of any its subsidiaries or if any execution, distress or other process of any court becomes enforceable against any of the Collateral or the property of any its subsidiaries, or a distress or like process is levied upon any of the Collateral.

(i)
Execution, Seizure or Garnishment - If any execution, seizure, garnishment, sequestration, extent or any other process of any court becomes enforceable against the Debtor or if a distress or analogous process is levied upon the Collateral or the property of any its subsidiaries or any part thereof.

(j)
Ceasing to Carry on Business - If the Debtor takes any corporate proceedings for its dissolution, liquidation or amalgamation with any other company or if the corporate existence of the Debtor or any of its subsidiaries shall be terminated by expiration, forfeiture or otherwise, or if the Debtor ceases or threatens to cease, to carry on all or a substantial part of its business.

(k)
Unlawful Obligations - If at any time it is unlawful for the Debtor to perform any of its obligations under this Agreement, the Black Fox Charge or the Indenture in the manner contemplated hereunder or thereunder.

(l)
Failure to Satisfy Environmental Orders - If any environmental order or environmental lien is issued under any Environmental Law against the Collateral or the Debtor or the business or the property of any of its subsidiaries, provided that any environmental order has not been satisfied or discharged within thirty (30) days of the date the environmental order was received by the Debtor.

7.2    Acceleration on Default

If any Event of Default has occurred and is continuing, the Secured Party may in its discretion, and shall upon receipt of a Debentureholders' Request, subject to Section 7.4 of the Indenture, by notice in writing to the Debtor declare the principal of and interest on the Debentures then outstanding and any other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Secured Party and the Debtor shall pay forthwith to the Secured Party for the benefit of the Debentureholders the principal of and accrued and unpaid interest (including interest on amounts in default) on such Debentures and all other moneys payable hereunder, together with subsequent interest thereon at the rate borne by the Debentures from the date of such declaration until payment is received by the Secured Party. Such payment when made shall be deemed to have been made in discharge of the Debtor's obligations hereunder and any moneys so received by the Secured Party shall be applied as provided in Section 8.7 of the Indenture. Notwithstanding anything contained in the foregoing or elsewhere in this Indenture, in the event that the Event of Default (other than the Event of Default set out in Sections 7.1.1(d), 7.1.1(e), 7.1.1(f) and 7.1.1(g) of the Indenture has occurred and the Applicable Cure Period has expired, then all principal and interest on the Debentures then outstanding and any other monies due and payable hereunder shall forthwith immediately become due and payable to the Secured Party without further action by the Secured Party.

ARTICLE 8
ENFORCEMENT

8.1    Remedies

Whenever an Event of Default shall have occurred and the Applicable Cure Period has expired, and has not been waived by the Debentureholders in accordance with Section 7.4 of the Indenture, the Secured Party on behalf of the Debentureholders, may, subject to Section 13.4 of the Indenture, proceed to realize the security hereby constituted and to enforce its rights:

(a)	by entry, with the right to have, hold, use, occupy, possess and enjoy the Collateral without the let, suit, hindrance, interruption or denial of the Debtor, its successors or assigns;

(b)
by entry, with the right to make such arrangements for completing the construction of, repairing or putting in order any buildings or other improvements on the Collateral, or for inspecting, taking care of, leasing, collecting the rents of and managing generally the Collateral as it may deem expedient, and all reasonable costs, charges and expenses, including allowances for the time and service of any employee or representative of the Secured Party or other person appointed for the above purposes shall be paid in accordance with Section 13.4.4 of the Indenture;

(c)
by the appointment, by an instrument in writing, of any person or persons, as a receiver (which term includes a receiver and manager) or receivers of all or any part of the Collateral, and the Secured Party may remove any receiver or receivers so appointed and appoint another or others in his or their stead;

(d)	under the provisions of Section 8.4 of the Indenture or other sale permitted at law;

(e)	by proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers;

(f)	by proceeding in any court of competent jurisdiction for foreclosure;

(g)	by any other action, suit, proceeding or other remedy authorized or permitted by law or by equity; and

(h)	enjoy and exercise all of the rights and remedies of a secured party under the PPSA.

8.2    Remedies Cumulative

No such remedy for the realization of the security hereby constituted or for the enforcement of the rights of the Secured Party shall be exclusive of or dependent upon any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

8.3    Receiver

Subject to compliance with Section 13.4 of the Indenture and subject to the provisions of any instrument in writing appointing a receiver or receivers, upon the appointment hereunder of a receiver for the Collateral or any part thereof, the following provisions shall apply:

(a)
Every such receiver shall have unlimited access to the Collateral as agent and attorney for the Debtor (which right of access shall not be revocable by the Debtor) and shall have full power and unlimited authority to:

(i)	take possession of the Collateral or any part thereof;

(ii)	carry on or concur in carrying on the business of the Debtor in respect of the Collateral;

(iii)	collect the rents and profits from tenancies whether created before or after these presents;

(iv)
lease or concur in leasing any portion of the Collateral which may become vacant on such terms and conditions as he considers advisable and enter into and execute leases, accept surrenders and terminate leases;

(v)
complete the construction of any building or buildings or other erections or improvements on the Collateral left by the Debtor in an unfinished state or award the same to others to complete and purchase, repair and maintain any personal property including, without limitation, appliances and equipment, necessary or desirable to render the premises operable or rentable, and take possession of and use or permit others to use all or any part of the Debtor's materials, supplies, plans, tools, equipment (including appliances) and property of every kind and description;

(vi)	insure, manage, operate, repair, alter or extend the Collateral; and

(vii)	sell or otherwise dispose of all or any part of the Collateral;

and the Debtor undertakes to ratify and confirm whatever any such receiver may do with respect to the Collateral.

(b)	The Secured Party may at its discretion vest the receiver with all or any of the rights and powers of the Secured Party.

(c)	The Secured Party may fix the reasonable remuneration of the receiver who shall be entitled to deduct the same out of the revenue or the sale proceeds of the Collateral.

(d)
Every such receiver shall be deemed the agent or attorney of the Debtor and, in no event, the agent of the Secured Party shall not be in any way responsible for the acts or omissions of any such receiver.

(e)
The appointment of any such receiver by the Secured Party shall not result in or create any liability or obligation on the part of the Secured Party to the receiver or to the Debtor or to any other person and no appointment or removal of a receiver and no actions of a receiver shall constitute the Secured Party a mortgagee in possession or responsible as such.

(f)
No such receiver shall be liable to the Debtor to account for monies other than monies actually received by him in respect of the Collateral, or any part thereof, and out of such monies so received every such receiver shall, in the following order, pay:

(i)	his remuneration as aforesaid;

(ii)	all costs and expenses of every nature and kind incurred by him in connection with the exercise of his powers and authority hereby conferred;

(iii)	interest, principal and other money which may, from time to time, be or become charged upon the Collateral in priority to these presents, including taxes;

(iv)	to the Secured Party all interest, principal and other monies due hereunder to be paid in such order as the Secured Party in its discretion shall determine;

(v)	and thereafter, every such receiver shall be accountable to the Debtor for any surplus.

The remuneration and expenses of the receiver shall be paid by the Debtor on demand and shall be a charge on the Collateral and shall bear interest from the date of demand at the interest rate being charged pursuant to Section 2.2.1 of the Indenture.

(g)
Save as to claims for accounting under Section 8.3.1(f) of the Indenture, the Debtor hereby releases and discharges any such receiver from every claim of every nature, whether sounding in damages or not which may arise or be caused to the Debtor or any person claiming through or under him by reason or as a result of anything done by such receiver unless such claim be the direct and proximate result of dishonesty or fraud.

(h)	The Secured Party may, at any time and from time to time, terminate any such receivership by notice in writing to the Debtor and to any such receiver.

(i)
The statutory declaration of an officer of the Secured Party as to default under the provisions of these presents and as to the due appointment of the receiver pursuant to the terms hereof shall be sufficient proof thereof for the purposes of any person dealing with a receiver who is ostensibly exercising powers herein provided for and such dealing shall be deemed, as regards such person, to be valid and effectual.

(j)	The rights and powers conferred herein in respect of the receiver are supplemental to and not in substitution of any other rights and powers which the Secured Party may have.

8.4    Sales

Subject to compliance of Section 13.4 of the Indenture, the Secured Party may enforce the security granted hereunder as follows:

(a)
Method of Sale - If, upon the happening of an Event of Default, the security hereby constituted shall become enforceable, the Secured Party may, either before or after any entry, sell and dispose of the Collateral including, without limitation, any rents and profits thereof either as a whole or in separate parcels, at public auction or by tender or by private sale at such time or times as the Secured Party may determine, and may make such sale either for cash or credit or part cash and part credit, and with or without advertisement, and upon such conditions as to upset and price and with or without a reserve bid as the Secured Party may deem proper.

(b)
Rescission and Resale - The Secured Party may also rescind or vary any contract of sale that may have been entered into and resell with or under any of the powers conferred hereunder and adjourn any such sale from time to time without being answerable for any loss occasioned by such sale or by any postponement thereof.

(c)
Deeds - The Secured Party may execute and deliver to the purchaser or purchasers of the Black Fox Property or any part thereof good and sufficient deeds, assurances and conveyances for the same, the Secured Party being hereby constituted the irrevocable attorney of the Debtor for the purpose of making such sale and executing such deeds, assurances and conveyances.

(d)
Sale, Bars, Claims through Debtor - Any such sale made as aforesaid shall be a perpetual bar both in law and in equity against the Debtor and all other persons claiming the said property or any part thereof, by, from, through or under the Debtor.

(e)
Sale Proceeds - In the case of a sale for cash or credit, or part cash and part credit, the Secured Party shall be bound to pay to the Debtor only such moneys as have been actually received from purchasers after the satisfaction of all claims of the Secured Party including payment of any costs, charges and expenses incurred by the Secured Party in the taking, recovering, keeping possession of, and any sale of, the Black Fox Property.

8.5    Prior Encumbrances and Expenses

The Secured Party may pay the amount of any encumbrance, lien or charge now or hereafter existing, or to arise or to be claimed upon the Black Fox Property having priority over this Agreement, including any taxes, utility charges or other rates on the Black Fox Property, or any of them, and may pay all costs, charges and expenses and all solicitors’ fees as between a solicitor and his client, which may be incurred in taking, recovering and keeping possession of the Black Fox Property, or in protecting, repairing, restoring or preserving the Black Fox Property, and generally in any proceedings or steps of any nature whatever properly taken in connection with or to realize this security, or in respect of the collection of any overdue interest, principal, insurance premiums or any other monies whatsoever payable by the Debtor hereunder whether any action or any judicial proceedings to enforce such payments has been taken or not. The amount so paid shall be added to the debt hereby secured and be a charge on the Black Fox Property and shall bear interest at the rate aforesaid, and shall be payable forthwith by the Debtor to the Secured Party. Further, the non-payment of such amount shall be an Event of Default and shall entitle the Secured Party to exercise the remedies hereby given. In the event of the Secured Party paying the amount of any such encumbrance, lien or charge, taxes or rates, either out of the monies advanced on the security or otherwise, the Secured Party shall be entitled to all the rights, equities and securities of the person or persons, company, corporation, or government so paid.

8.6    Enforcement by the Secured Party

If an Event of Default shall have occurred hereunder or default shall have occurred under the Black Fox Charge, but subject to Sections 7.4 and 13.4 of the Indenture and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders as provided in the Indenture:

(a)
the Secured Party may in its discretion proceed to enforce the rights of the Secured Party and of the Debentureholders by any action, suit, remedy or proceeding authorized or permitted by this Agreement, the Indenture, the Black Fox Charge or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party and of the Debentureholders filed in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Debtor or AGI;

(b)
no such remedy for the enforcement of the rights of the Secured Party or the Debentureholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination;

(c)	all rights of action hereunder may be enforced by the Secured Party without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto; and

(d)
upon receipt of a Debentureholders' Request and upon receiving sufficient funds and being indemnified to its satisfaction as provided in Section 13.4 of the Indenture, the Secured Party shall exercise or take such one or more of such remedies as the Debentureholders' Request may direct, provided that if any such Debentureholders' Request directs the Secured Party to take proceedings out of court the Secured Party may in its discretion take judicial proceedings in lieu thereof.

ARTICLE 9
GENERAL

9.1    Power of Attorney

To the extent permitted by Applicable Law, the Debtor hereby appoints the Secured Party as the Debtor's attorney, with full power of substitution, in the name and on behalf of the Debtor, to execute, deliver and do all such acts, deeds, leases, documents, transfers, demands, conveyances, assignments, contracts, assurances, consents, financing statements and things as the Debtor has herein agreed to execute, deliver and do or as may be required by the Secured Party or any Receiver to give effect to this Agreement or in the exercise of any rights, powers or remedies hereby conferred on the Secured Party, and generally to use the name of the Debtor in the exercise of all or any of the rights, powers or remedies hereby conferred on the Secured Party. This appointment, coupled with an interest, shall not be revoked by the insolvency, bankruptcy, dissolution, liquidation or other termination of the existence of the Debtor or for any other reason.

9.2    Perfection of Security

The Debtor will register this Agreement or notice thereof without delay at every office where the registration or recording thereof may, in the opinion of Counsel for the Secured Party, be necessary or desirable to preserve, perfect or protect the security hereby created, and it will deliver or exhibit to the Secured Party, on demand, certificates, or other evidence satisfactory to the Secured Party, establishing such registration or recording, and from time to time renew the same, if such renewal is, in the opinion of Counsel for the Secured Party, necessary or desirable to preserve, perfect or protect the security hereby created.

9.3    Notice

(a)	Any notice to the Debtor under the provisions of this Agreement shall be valid and effective if delivered personally or by courier to, or by facsimile transmission, addressed to, the Debtor at:

5655 South Yosemite Street
Suite 200
Greenwood Village, Colorado
80111-3220

Fax:  720-482-0957
Attn:  President

with a copy to:

Fogler, Rubinoff LLP
95 Wellington Street West, Suite 1200
Toronto-Dominion Centre
Toronto, Ontario
M5J 2Z9

Fax:  416-941-8828
Attn: Michael Hobart

and to

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado
80202-1500

Fax:  303-892-7400
Attn: Deborah Friedman

and shall be deemed to have been given on the date of delivery. The Debtor may from time to time notify the Secured Party of a change in address which thereafter, until changed by further notice, shall be the address of the Debtor for all purposes of this Agreement.

(b)
Any notice to the Secured Party under the provisions of this Agreement shall be valid and effective if delivered personally to, or by facsimile transmission, or, subject to Section 12.4 of the Indenture, if given by registered mail, postage prepaid, addressed to, the Secured Party at:

The Canada Trust Company
79 Wellington Street West
8th Floor
TD Waterhouse Tower
Toronto-Dominion Centre
Toronto, Ontario
M5K 1A2

Fax: 416-983-2044
Attn: Vice President Corporate Trust and Registered Plan Trust Services

with a copy contemporaneously hand delivered or by facsimile to:

WeirFoulds LLP
Suite 1600, 130 King Street West
Toronto, Ontario
M5X 1J5

Fax: 416-365-1876
Attn.: David S. Brown

(c)
Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day and, if not, the next succeeding Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day. The Secured Party may from time to time notify the Debtor of a change in address which thereafter, until changed by further notice, shall be the address of the Secured Party for all purposes of this Agreement.

9.4    Discharge

Upon proof being given to the reasonable satisfaction of the Secured Party that all the Debentures and interest (including interest on amounts in default) thereon have been paid or satisfied or that all the outstanding Debentures having matured or having been duly called for redemption or the Secured Party having been given irrevocable instructions by the Debtor to give within 90 days notice pursuant to Section 3.3 of the Indenture of redemption of all the outstanding Debentures, such payment or redemption has been duly provided for by payment to the Secured Party or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Secured Party in relation to Indenture, this Agreement and the Black Fox Charge, and all interest thereon and the remuneration of the Secured Party, or upon provision satisfactory to the Secured Party being made therefor, the Secured Party shall, at the request and at the expense of the Debtor, execute and deliver to the Debtor such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of the Indenture, this Agreement and the Black Fox Charge, and to release the Debtor from its covenants contained herein and in the Indenture except those relating to the indemnification of the Secured Party.

9.5    Liability for Deficiency

If the proceeds of realization by or on behalf of the Secured Party from the disposition of the Collateral are not sufficient to satisfy the Obligations in full, the Debtor shall be liable to pay such deficiency to the Secured Party forthwith on demand.

9.6  Conflict with Indenture

In the event of any conflict, contradiction or inconsistency between this Agreement and the Indenture, or in the event that any matter is dealt with in different terms not necessarily in conflict, the Secured Party shall have the sole right to determine which provision or provisions apply.

9.7    Amendment

This Agreement may only be amended, supplemented or terminated by a written agreement signed by the Debtor and the Secured Party.

9.8    Entire Agreement

There are no representations, agreements, warranties, conditions, covenants or terms, express or implied, collateral or otherwise, affecting this Agreement or the Security Interest, the Collateral, or the Debtor's Obligations and liabilities hereunder other than as expressed herein.

9.9    Fax

This Agreement may be executed by facsimile or electronic copy, such copy when so executed being deemed to be an original.

9.10   Further Assurances

The Debtor shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts, deeds, mortgages, transfers, assurances or other documents as the Secured Party shall reasonably require to give effect to or preserve and perfect the Security Interest in the Collateral intended to be granted to the Secured Party hereunder, or any security interest the Debtor may hereafter grant or become bound to grant to the Secured Party for the purpose of accomplishing and effecting the intention of this Agreement. The Debtor hereby irrevocably appoints the Secured Party to be attorney of the Debtor, coupled with interest, with full power of substitution for and in the name of the Debtor to execute and to do any deeds, documents, transfers, demands, assignments, assurances, consents and things which the Debtor is obliged to sign, execute or do hereunder.

IN WITNESS WHEREOF the Debtor has executed this Agreement as of the date first written above.

APOLLO GOLD CORPORATION

By:	/s/ R. David Russell
Authorized Signing Officer

I have the authority to bind the corporation.

SCHEDULE "A"

MINING CLAIMS

PIN 65366-0129(LT)
Parcel 23874 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of Part of Lot 7, Concession 1, Beatty except Part 1 on Plan 6R-3881, C98447 and C98448, Black River - Matheson, District of Cochrane.
PIN 65380-0556(LT)
Parcel 23876 SEC (Mining Rights Only), The Mines, Minerals and Mining Rights of the North half of Lot 6, Concession 6, Township of Hislop and Part of the North Part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the West boundary thereof distant 41 chains, 64 links North from the South West angle of the lot, containing by admeasurement 100.5 Acres more or less, excepting that part described as follows: starting at the NE angle of the above Lot thence Wly along the N boundary of said Lot 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast’y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement 2 acres, more or less, Black River-Matheson, District of Cochrane.
PIN 65380-0557(LT)
Parcel 2582 SEC, The North half of Lot 6, Concession 6, Hislop, except C679085, C506571 and MRO as in C436459, Black River-Matheson, District of Cochrane.
PIN 65380-0555(LT)
Parcel 15466 SEC, Part of the north part of Broken Lot 7, Concession 6, Township of Hislop, lying East of the Lake and Creek and North of a line drawn East ast’y across said lot from a point in the west boundary thereof distant 41 chains, 64 links North from Southwest angle of the lot, containing an admeasurement 100 ½ Acres, more or less, excepting that part described as follows: starting at the NE angle of the above Lot; thence Wly along the N boundary of said Lt 891 Ft; thence S Ast’y 33 Ft to the POC; thence S Ast-y 330 Ft; thence W Ast’y 264 Ft; thence N Ast’y 330 Ft; thence E Ast’y 264 Ft to the POC; containing by admeasurement two (2) acres, more or less, except C69085 & C506571 and MRO as in C436459; Black River-Matheson, District of Cochrane.
PIN 65366-0127(LT)
Parcel 14572 SEC, Part of Lot 6, Concession 1, Township of Beatty, as in Instrument No. C130522, except Expropriation C69085, subject to C341846, Black River-Matheson, District of Cochrane.
PIN 65380-0552(LT)
Parcel 7745 SEC, The North Half of Lot 8, Concession 6, Township of Hislop, except surface rights C69085, Black River-Matheson, District of Cochrane.
PIN 65380-0534(LT)
Parcel 388 SEC, Part of broken Lot 7, Concession 6, Township of Hislop, as in Instrument No. TP6616, except Part 1, Plan 6R3065, Black River-Matheson, District of Cochrane.
PIN 65380-0532
Parcel 6413 SEC, The South West Quarter of Lot 6, Concession 6, Township of Hislop, Black River-Matheson, District of Cochrane.

PIN 65380-0553(LT)
Parcel 4707 SEC, Part of the North part of Lot 7, Concession 6, Township of Hislop, lying west of a lake and creek on said lot, and lying north of line drawn east astronomically across said lot from a point in the west limit thereof distant 41 chains 64 links north from the south west angle of the lot, containing 46 acres more or less, Black River-Matheson, District of Cochrane.
PIN 65380-0559 (LT)
Parcel 3393 SEC, Part of the North half of Lot 4 Concession 6, Hislop, except Part 1, plan 6R7375 & SRO C69085, Black River- Matheson, District of Cochrane.
PIN 65380-0558 (LT)
Parcel 11511 SEC, Part of the Northeast ¼ of Lot 5, Concession 6, Hislop as in Instrument No. CP5862, Black River- Matheson, District of Cochrane.
PIN 65366-0126(LT)

Parcel 24577 SEC, South ½ of Lot 5, Concession 1, Beatty, excepting therefrom the lands required for highway purposes described as follows; premising that the bearings hereinafter mentioned are astronomical and are referred to the meridian through the centre of the Township of Carr in longitude 80 degrees 28 minutes west, commencing at the SE angle of said Lt; Thence N 00 degrees 07 minutes 30 seconds west along the E boundary of said Lot 33 Ft, thence S 89 degrees 49 minutes 30 seconds west 2656.49 Ft to a point in the W boundary of said Lt,; thence S 00 degrees 07 minutes E along the said W boundary 33 Ft to the SW angle of said Lt; thence N 89 degrees 49 minutes 30 seconds E along the S boundary of said Lt 2656.49 Ft to the POC, containing 2.012 acres, more or less; SRO N ½ of Lt 5 Con 1 being; Mining Claim L13391 Beatty; Mining Claim L15799 Beatty; Mining Claim L22257 Beatty; Mining Claim L22258 Beatty; SRO W1/2 Lt 4 Con 1 Beatty being; Mining Claim L11397 Beatty; Mining Claim L16477 Beatty, Mining Claim L22527 Beatty; Mining Claim L22915 Beatty SRO; Pt Lt 4 Con 2 Beatty being the SW1/4 of S1/2; Mining Claim L13510 Beatty SRO; Pt Lt 5 Con 2 Beatty being the S1/2 of S1/2; Mining Claim L13508 Beatty, Mining Claim L13509 Beatty; Black River-Matheson, District of Cochrane.

UNPATENTED MINING CLAIMS
L1048333 Hislop Township
L1048334 Hislop Township
L1048335 Hislop Township
L1113087 Hislop Township

L1115059 Beatty Township